UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2007
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) As previously reported on its Report on Form 10-K filed on November 2, 2007, Corn Products International, Inc. (the “Company”) announced that Jeffrey B. Hebble had been replaced as the Company’s Vice President and President, Asia/Africa Division and that his employment with the Company would terminate as of January 31, 2008. Subsequently, on December 11, 2007, the Company and Mr. Hebble entered into a Separation Agreement (the “Separation Agreement”) under which Mr. Hebble’s employment with the Company will terminate as of January 31, 2008.
     Pursuant to the Separation Agreement Mr. Hebble:
•	will receive three payments of $200,000 each, subject to applicable withholding taxes, for consulting with the Company through July 30, 2009,
•	will be entitled to four months of COBRA insurance benefits in addition to the benefits to which Mr. Hebble is otherwise entitled by law if he makes the required election (Mr. Hebble is required to pay the premiums for the insurance during the statutorily mandated period and the extension), and
•	will be entitled to continue to participate in all the benefit plans in which he currently participates through his termination date.
     The Separation Agreement also contains agreements by Mr. Hebble regarding noncompetition with the Company and non-solicitation of its employees, as well as a release of claims by Mr. Hebble.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: December 17, 2007	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer